AMENDMENT TO
                    EMPLOYMENT AGREEMENT OF BRADLEY I. MEIER


     THIS AMENDMENT is made and entered into this 21st day of March, 2007, by and between Universal Insurance Holdings, Inc. ("Company") and Bradley I. Meier ("Executive").

     WHEREAS, the Company and Executive have entered into an Employment Agreement dated as of August 11, 1999, and the following Addendum thereto: (i) Addendum No. 3 dated May 4, 2001, (ii) Addendum No. 4 dated January 28, 2002,
(iii) Addendum No. 5 dated June 27, 2002, and (iv) Addendum No. 6 effective as of December 31, 2003 (collectively, the "Agreement").

     WHEREAS, capitalized terms not defined herein shall have the meanings set forth in the Agreement.

     WHEREAS, the Company and Executive desire to modify certain provisions of the Agreement.

     NOW, THEREFORE, the parties hereto intending to be legally bound hereby and upon receipt of other valuable consideration, the receipt of which is hereby acknowledged, do hereby agree as follows:

     1. Section 6(b) of the Agreement is hereby amended to read in its entirety as follows:

     "ANNUAL BONUS
      ------------

     Employee shall receive an annual bonus of three (3%) percent of the Company's pre-tax income up to five million dollars ($5,000,000), and four (4%) percent of the Company's pre-tax income over five million dollars ($5,000,000), which shall be computed as at December 31 for each fiscal year commencing with the fiscal year ending December 31, 1999; PROVIDED, HOWEVER, that in no event shall any bonus due and owing under this Section 6(b) be paid to Executive later than December 31 of the year following the year in which it was earned; PROVIDED, FURTHER, that the payment any bonus pursuant to this Section 6(b) shall be contingent upon the Company's shareholders approving the bonus formula described in this Section 6(b), and should the Company's shareholders fail to approve the bonus formula described in this
     Section 6(b), Executive shall forfeit his right to such bonus compensation under this Section 6(b)."

     2. Except as expressly amended herein, the terms and conditions of the Agreement are hereby ratified and affirmed.

     WITNESS the due execution hereof as of the date first above written.


                                     UNIVERSAL INSURANCE HOLDINGS, INC.


                                     By:  /s/ James M. Lynch
                                        ----------------------------------------

                                     Title:   Vice President
                                           -------------------------------------




                                     /s/ Bradley I . Meier
                                     -------------------------------------------
                                     Bradley I. Meier

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